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                                  EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of QRS Corporation on Form S-8 of our report dated February 4, 1998, appearing in the Annual Report on Form 10-K of QRS Corporation for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP

San Francisco, California
November 2, 1998